Exhibit 10.21.2

AMENDMENT TO AGREEMENT OF SALE

THIS AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made and entered into as of the 7 day of November, 2003 (the “Effective Date”), by and between JOLLY KNOLLS, LLC, a Maryland limited liability company (“Seller”) and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).

RECITALS:

A.            Seller and Buyer entered into an Agreement of Sale (the “Agreement of Sale”) dated as of December 19, 2002 (collectively, the Agreement of Sale and this Amendment are referred to as the “Agreement”) in connection with the sale by Seller to Buyer of certain membership interests in a Maryland limited liability company, as more particularly described in the Agreement of Sale.

B.            The Seller and Buyer wish to amend certain provisions of the Agreement of Sale as follows, which amendment shall survive the Closings.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             RESERVE PARCEL.  At the Second Closing, Seller and Buyer will be utilizing the Alternative Sale Structure with respect to the purchase of the Reserve Parcel.

2.             SECOND CLOSING DATE.  The definition of “Second Closing Date” as set out in Section 1 of the Agreement of Sale is hereby deleted and the following inserted in lieu thereof:

“Second Closing Date” means November 14, 2003.”

3.             SUBDIVISION OF RESERVE PARCEL.  The parties have agreed that, from and after the Effective Date of this Amendment, Seller shall not proceed with the processing of the subdivision of the Reserve Parcel into one or more lots and shall have no further obligations or responsibilities with respect to such subdivision.  Buyer shall proceed to the Second Closing in accordance with the terms of the Agreement.

4.             COMPLETION OF THE PONDS.  One of the three ponds referenced in the Mass Grading Permit is located on a portion of the Reserve Parcel.  The parties anticipate that Seller’s Completion of the Ponds shall occur after the Second Closing.   Buyer acknowledges that from and after the Second Closing, Seller, its agents, employees, contractors and engineers, shall be entitled at all reasonable times to enter the Reserve Parcel to pursue the Completion of the Ponds.  Seller agrees to indemnify and hold harmless Buyer from any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees) arising as a result of Seller’s entry and activities on the Reserve Parcel under the provisions of this Section 4.  The provisions of this Section 4 shall survive the Second Closing.

5.             FULL FORCE.  Except as herein modified and amended, the Agreement of Sale is and shall remain in full force and effect and has not been otherwise modified or amended, either orally or in writing.  Seller and Buyer, by their execution hereof, hereby ratify, affirm and approve the Agreement.

6.             CONFLICT. All of the provisions of the Agreement of Sale affected by this Amendment shall be deemed amended, whether or not actually specified herein, if any such amendment is clearly necessary to effectuate the intent of the parties hereto.  In the event of conflict between the Agreement of Sale and this Amendment, this Amendment shall take precedence.

7.             HEADINGS.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

8.             RECITALS.  The parties agree that the Background section of this Amendment shall be an integral part of this Amendment and not merely prefatory thereto.

9.             DEFINITIONS.  All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement of Sale.

10.           EXHIBITS.  Each document and the terms and provisions thereof that is referred to in the Agreement of Sale as being annexed as an exhibit or otherwise designated as an exhibit hereto is hereby made a part of the Agreement of Sale.

11.           COPT.  COPT hereby reaffirms its obligations under the Agreement.

12.           COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall comprise but one and the same instrument.  This Amendment may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

Signatures Begin on Following Page

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed on its behalf by their respective duly authorized representatives, with the intention of creating a document under seal on the date first above written.

WITNESS:	SELLER:

JOLLY KNOLLS, LLC

By:	CPI Jolly Knolls, Inc., sole member

/s/ Robert N. Cantor	By:	/s/ Steven S. Koren	(SEAL)
Steven S. Koren, Managing Director

BUYER:

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, general partner

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.	(SEAL)
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President

JOINDER BY CORPORATE OFFICE PROPERTIES TRUST

Corporate Office Properties Trust joins in the execution of this Amendment for purposes of affirming its obligations under Subsections 3.1.2, 3.2.2, 5.1.2, 5.4.1, 5.4.2 and 5.4.8 of the Agreement of Sale.

CORPORATE OFFICE PROPERTIES
TRUST

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President